UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 15, 2014 (August 15, 2014)

GOLD CREST MINES, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

724 E. Metler Lane
Spokane, Washington 99218
(Address of principal executive offices and Zip Code)

(509) 893-0171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On August 15, 2014, we entered into a non-binding letter of intent with the shareholders of common stock of Amazing Energy, Inc., a Nevada corporation ("AEI") to acquire all of the issued and outstanding shares of common stock AEI, subject to the execution of a definitive agreement.  AEI is engaged in the business of oil and gas exploration, development and production and has leases covering approximately 70,000 acres in the Permian Basin in west Texas.  The foregoing transaction contemplates a reverse stock-split of our common stock on the basis of approximately 1 for 40.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th day of August 2014.

GOLD CREST MINES, INC.

BY:	TERRENCE J. DUNNE
Terrence J. Dunne, President